Exhibit 99.1

Independent Accountants’ Report

Board of Directors and Stockholders
Computility, Inc.
Des Moines, Iowa

We have audited the accompanying balance sheets of Computility, Inc. as of December 31, 2004 and 2003 and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the three year period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Computility, Inc. at December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Charlotte, North Carolina
September 9, 2005 (except for Note 12, for which the date is October 4, 2005)

Computility, Inc.
Balance Sheets

	Nine Months Ended	Year Ended
	September 30, 2005	December 31, 2004	December 31, 2003
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$93,053	$-	$107,296
Accounts receivable, net	13,556	24,579	5,177
Due from related parties	25,032	24,990	39,633

Total current assets	131,641	49,569	152,106

Property and equipment, net	386,880	445,988	516,222

Deferred financing costs	244,296	296,397	326,689

Other assets	1,932	1,932	1,932

Total assets	$764,749	$793,886	$996,949

See accompanying summary of significant accounting
policies and notes to financial statements

Computility, Inc.
Balance Sheets

	Nine Months ended	Year Ended
	September 30, 2005	December 31, 2004	December 31, 2003
	(unaudited)

Liabilities and Stockholders’ Deficit

Current liabilities
Accounts payable	$197,983	$126,457	$65,273
Accrued expenses	86,786	81,638	36,955
Subscription financing payable	945,006	974,109	1,037,728
Capital leases payable	9,614	10,337	11,220
Note payable	107,500	20,000	-
Due to related parties	-	5,314	21,044
Other current liabilities	-	-	1,425

Total current liabilities	1,346,889	1,217,855	1,173,645

Long-term liabilities:
Capital leases payable, less current portion	7,309	14,707	25,044
Subscription financing payable, less current portion	712,321	975,444	1,004,695
Note payable, less current portion	92,500	30,000	-
Due to related parties, less current portion	-	-	5,276
Customer deposits	12,557	6,582	32,664

Total long-term liabilities	824,687	1,026,733	1,067,679

Total liabilities	2,171,576	2,244,588	2,241,324

Commitments and contingencies

Stockholders’ deficit:
Common stock, $0.001 par value, 20,000,000 shares authorized, shares issued and outstanding September 30, 2005 - 13,302,222, December 31, 2004 - 12,635,555, and December 31, 2003 - 11,300,000	13,302	12,636	11,300
Additional paid-in-capital	610,093	439,031	201,200
Accumulated deficit	(2,030,222)	(1,902,369)	(1,456,875)

Total stockholders’ deficit	(1,406,827)	(1,450,702)	(1,244,375)

Total liabilities and stockholders’ equity	$764,749	$793,886	$996,949

See accompanying summary of significant accounting
policies and notes to financial statements.

Computility, Inc.
Statements of Operations

	Nine Months Ended		Year Ended
	Sept 30, 2005	Sept 30, 2004	December 31, 2004	December 31, 2003	December 31, 2002
	(unaudited)	(unaudited)

Revenues:
Products sold	$132,538	$179,199	$165,750	$51,318	$22,717
Consulting sales	72,813	73,161	99,400	68,235	21,041
Subscriptions revenue	1,266,477	1,282,977	1,720,864	1,332,686	918,951
Other revenue	-	43	508	-	5,010

Total revenue	1,471,828	1,535,380	1,986,522	1,452,239	967,719

Cost of Revenues:
Products sold	51,021	107,517	133,146	35,076	18,866
Consulting sales	24,272	28,993	38,903	29,120	9,450
Subscriptions revenue	466,353	579,485	738,556	590,639	425,183
Total Cost of revenues	541,646	715,995	910,604	654,835	453,499

Gross profit	930,182	819,385	1,075,917	797,404	514,220

Operating expenses:
Sales and marketing	354,481	396,191	547,526	324,229	243,826
Research and development	171,387	208,864	282,359	183,779	135,897
General and administrative	396,605	410,810	483,893	443,392	358,274
Loss on disposal of assets	-	-	14,181	-	-

Total operating expenses	922,473	1,015,865	1,327,959	951,400	737,997

Income (loss) from operations	7,709	(196,480)	(252,042)	(153,996)	(223,777)

Other income (expense):
Other income	-	-	12	10,821	3,505
Interest expense	(135,562)	(151,878)	(193,464)	(181,242)	(104,765)

Total other income (expense)	(135,562)	(151,878)	(193,452)	(170,421)	(101,260)

Net income (loss)	$(127,853)	$(348,358)	$(445,494)	$(324,417)	$(325,037)

See accompanying summary of significant accounting
policies and notes to financial statements.

Computility, Inc.
Statements of Stockholders’ Deficit
For the Nine Months Ended September 30, 2005 (unaudited) and the Years Ended December 31, 2004, 2003 and 2002

	Common Shares	Common Stock $.001 Par	Additional Paid In Capital	Accumulated Deficit	Total

Balance, December 31, 2001	10,488,889	$10,489	$89,511	$(807,421)	$(707,421)

Issuance of stock for services	100,000	100	12,400	-	12,500

Net loss	-	-	-	(325,037)	(325,037)

Balance, December 31, 2002	10,558,889	10,589	101,911	(1,132,458)	(1,019,958)

Issuance of stock for cash	520,000	520	64,480	-	65,000

Debt conversion to equity	80,000	80	9,920	-	10,000

Issue stock for services	111,111	111	24,889	-	25,000

Net loss	-	-	-	(324,417)	(324,417)

Balance, December 31, 2003	11,300,000	11,300	201,200	(1,456,875)	(1,244,375)

Issuance of stock	866,666	867	174,133	-	175,000

Issuance of stock for services	468,889	469	63,698	-	64,167

Net loss	-	-	-	(445,494)	(445,494)

Balance, December 31, 2004	12,635,555	$12,636	$439,031	$(1,902,369)	$(1,450,702)

Issuance of stock for cash (unaudited)	500,000	500	74,500	-	75,000

Compensation cost for stock options issued (unaudited)	-	-	14,694	-	14,694

Issuance of stock for services (unaudited)	166,667	166	40,067	-	40,233

Issue equity warrants for services (unaudited)	-	-	41,801	-	41,801

Net loss (unaudited)	-	-	-	(127,853)	(127,853)

Balance, September 30, 2005 (unaudited)	13,302,222	$13,302	$610,093	$(2,030,222)	$(1,406,827)

See accompanying summary of significant accounting
policies and notes to financial statements.

Computility, Inc.
Statements of Cash Flows

	Nine Months Ended		Year Ended
	Sept 30, 2005	Sept 30, 2004	December 31, 2004	December 31, 2003	December 31, 2002
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(127,853)	$(348,359)	$(445,494)	$(324,417)	$(325,039)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	202,541	260,908	330,665	254,914	152,966
Loss on disposal of property and equipment	-	-	14,181	-	-
Amortization of deferred financing costs	145,366	143,276	183,032	156,341	100,430
Equity issued for services	82,034	37,500	64,167	25,000	12,500
Options granted to employees	14,694	-	-	-	-
Changes in assets and liabilities:
Accounts receivable	11,023	(115,714)	(19,402)	(3,079)	13,479
Other current assets	(42)	77,634	-	1,718	-
Accounts payable	71,527	63,836	61,184	(113,985)	91,266
Accrued expenses	5,147	47,729	44,683	10,869	5,315
Other current liabilities	-	(2,057)	(1,425)	1,425	(12,588)
Customer deposits	5,973	(20,925)	(26,082)	(756)	5,982

Net cash provided by operating activities	410,410	143,828	205,509	8,030	44,313

Cash flows from investing activities:
Purchase of property and equipment	(142,432)	(220,958)	(276,612)	(358,660)	(309,239)
Proceeds from disposal of property and equipment	-	2,000	2,000	-	-

Net cash used in investing activities	(142,432)	(218,958)	(274,612)	(358,660)	(309,239)

See accompanying summary of significant accounting
policies and notes to financial statements.

Computility, Inc.
Statements of Cash Flows

	Nine Months Ended		Year Ended
	Sept 30, 2005	Sept 30, 2004	December 31, 2004	December 31, 2003	December 31, 2002
	(unaudited)	(unaudited)
Cash flows from financing activities:
Borrowings from contract factors	606,399	628,130	947,973	1,253,647	1,044,825
Repayments to contract factors	(992,889)	(863,434)	(1,193,584)	(957,910)	(604,013)
Borrowings on notes payable	150,000	50,000	50,000	-	-
Repayments on notes payable	(5,314)	(13,627)	(6,362)	(5,492)	(117,821)
Borrowings on capital leases	-	-	-	34,523	10,207
Payments on capital leases	(8,121)	(8,235)	(11,220)	(13,075)	(21,104)
Stock issued in exchange for note payable	-	-	-	10,000	-
Issuance of common stock	75,000	175,000	175,000	65,000	-

Net cash (used in) provided by financing activities	(174,925)	(32,166)	(38,193)	386,693	312,094

Net (decrease) increase in cash and cash equivalents	93,053	(107,296)	(107,296)	36,063	47,168

Cash and cash equivalents, beginning of period	-	107,296	107,296	71,233	24,065

Cash and cash equivalents, end of period	$93,053	$-	$-	$107,296	$71,233

Supplemental disclosures:
Cash payments during the year for interest	$10,082	$6,634	$10,432	$24,902	$4,339
Issuance of stock for services	$82,034	$37,244	$64,167	$25,000	$12,500
Debt converted to equity	$-	$-	$-	$10,000	$-

See accompanying summary of significant accounting
policies and notes to financial statements.

COMPUTILITY, INC.

NOTES TO FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)
AND FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
Computility, Inc.
Summary of Significant Accounting Principles

Nature of Business

Computility, Inc. (the “Company” or “Computility”) was incorporated in the State of Nevada in April, 2000. Computility provides turnkey network computing services on a subscription basis to small and mid-size organizations. Computility has also developed an internet-delivered customer resource management (CRM) and sales force automation software product that it markets on a subscription basis to small and mid-size organizations.

Unaudited Interim Financial Information- The accompanying unaudited interim balance sheets as of September 30, 2005, the statements of operations, cash flows, and the statement of stockholders' deficit for the nine months ended September 30, 2005 and 2004 are unaudited. These unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States. In the opinion of the Company’s management, the unaudited interim financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments necessary for the fair presentation of the Company’s statement of financial position, results of operations and its cash flows for the nine months ended September 30, 2005 and 2004. The results for the nine months ended September 30, 2005 are not necessarily indicative of the results to be expected for the year ending December 31, 2005.

Revenue Recognition

We recognize revenue in accordance with accounting standards for software and service companies including United States Securities Exchange Commission (“SEC”), Staff Accounting Bulletin No. 104 “Revenue Recognition” (“SAB 104”), the Emerging Issues Task Force Issue No. 00-21 “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”),and related interpretations including American Institute of Certified Public Accountants (“AICPA”) Technical Practice Aids. We also utilize interpretative guidance from regulatory and accounting bodies, which include, but are not limited to, the SEC, the AICPA, the Financial Accounting Standards Board (“FASB”), and various professional organizations.

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the collection of our fees is probable; and (4) the amount of fees to be paid by the customer is fixed or determinable.

Subscription revenue consists of fees for services that are charged to customers monthly, under fixed-length subscription contracts. These contracts are typically three-year contracts which provide enumerated services or access to Computility’s web-based products in exchange for a monthly subscription payment. The contract and support contracts are noncancelable, though they typically provide for early termination upon a material breach by either party that is not cured in a timely manner. Customers are generally invoiced monthly on the 1st of the month, and the typical payment terms provide that customers pay by Automated Clearing House (ACH) withdrawal by the 15th of each month. Revenue is recognized monthly when the customers are invoiced for their monthly subscribed services.

Consulting revenue consists of fees for services to customers that are not covered by the subscription contract. Customers are billed for these services on an hourly basis, and Computility recognizes this consulting revenue at the time the customer is invoiced for the services.

Product sales represent computer hardware and software that is sold to customers not under a subscription contract. Revenue is recognized at the time that the product is delivered and/or installed and the customer is invoiced for the products.

Cash and Cash Equivalents

All highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Software Development Costs

Computility has not capitalized any direct or allocated overhead associated with the development of software products prior to general release. SFAS No. 86, Accounting for the Costs of Software to be Sold, Leased or Otherwise Marketed, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company’s product development process, technological feasibility is established upon completion of a working model. Costs related to software development incurred between completion of the working model and the point at which the product is ready for general release have been insignificant.

Impairment of Long Lived Assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Property and Equipment

Property and equipment are stated at cost and are depreciated over their estimated useful lives, using the straight-line method as follows:

Office equipment
5 years

Computer hardware and software
3 years

As part of the subscription contract with certain customers, Computility purchases and installs desktop and network computer equipment at the customer’s location. Computility maintains ownership and services the equipment for the life of the subscription contract and takes possession of the equipment at the conclusion of the subscription contract term. Subscriber Premise Equipment (“SPE”) is stated at cost and depreciated using a straight-line method over 3 years.

Subscription Contract Receivables

Monthly subscription fees that Computility is contractually entitled to receive over the remaining subscription period are netted with the corresponding liability for unearned revenue. Subscription contract receivables and the corresponding liability for unearned subscription revenue, which net to zero, were $2,516,102 (unaudited) and $2,986,104 (unaudited) at September 30, 2005 and 2004, respectively, and $2,998,890 and $3,127,328 at December 31, 2004 and  2003, respectively. Subscription revenue is recognized as subscription services are delivered and the related monthly fees are collected over the life of the contract.

Deferred Financing Costs

Deferred financing costs represent cost of obtaining financing and are amortized over the life of the related financing agreements.

Fair Values

The fair values of cash equivalents, accounts receivable, accounts payable, accrued liabilities, and notes payable approximate the carrying values due to the short period of time to maturity.

Advertising Costs

Computility expenses all advertising costs as they are incurred. The amount charged to expense for the nine months ended September 30, 2005 and 2004 was $897 and $976, respectively.  The amount charged to expense for the years ended December 31, 2004, 2003 and 2002 was $1,168, $739 and $21,582, respectively. The year ended December 31, 2002 included $13,200 of barter advertising. Computility did not have any barter advertising for the years ended December 31, 2004 and 2003.

Stock-Based Compensation

Computility accounts for its stock-based compensation plans in accordance with the intrinsic value provisions of Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees.” Stock Options are generally granted at prices equal to or exceeding the fair value of Computility’s common stock on the grant dates (see Note 6). Accordingly, Computility did not record any compensation expense in the accompanying financial statements for its stock-based compensation plans. Had compensation expense been recognized consistent with the fair value provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” Computility’s net income/(loss) for the nine months ended September 30, 2005 and 2004 and for the years ended December 31, 2004, 2003 and 2002 would have been changed to the pro forma amounts indicated below:

	Nine Months Ended		Year Ended
	Sept 30, 2005	Sept 30, 2004	December 31, 2004	December 31, 2003	December 31, 2002
	(unaudited)	(unaudited)
Net loss as reported	$(127,853)	$(348,358)	$(451,772)	$(329,119)	$(329,739)

Add: Compensation cost recorded at intrinsic value	14,694	-	-	-	-

Less: Compensation cost using the fair value method	(25,991)	(14,026)	(18,975)	(16,503)	(16,503)

Pro forma	$(139,150)	$(362,384)	$(470,747)	$(345,622)	$(346,242)

The fair value of option grants under Computility’s plan and other stock option issuance during the years ended December 31, 2004, 2003 and 2002 was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Nine Months Ended		Year Ended
	Sept 30, 2005	Sept 30, 2004	December 31, 2004	December 31, 2003	December 31, 2002

Dividend yield	0.00%	0.00%	0.00%	0.00%	0.00%
Expected volatility	0.00%	0.00%	0.00%	0.00%	0.00%
Risk free interest rate	4.22%	4.31%	4.27%	4.02%	4.61%
Expected lives (years)	7.1	7.3	7.1	7.6	8.4

Management Estimates

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and income and expense for the period then ended. Certain estimates made by Computility pertain to allowance for doubtful accounts, returns, and litigation reserves. Actual results could differ from those estimates.

Income Taxes

Computility accounts for income taxes under the asset and liability method in accordance with the requirements of Statement of Financial Accounting Standard No. 109 (“FAS 109”). Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

Computility, Inc.
Notes to Financial Statements (unaudited)

The accompanying footnotes include amounts as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004 which are unaudited.

1.         Receivables

Computility evaluates the need for an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. Based upon the aforementioned criteria, management has determined that no provision for uncollectible accounts was required at September 30, 2005, December 31, 2004 and 2003.

2.         Property and Equipment

Property and equipment consists of the following at:

	September 30, 2005	December 31, 2004	December 31, 2003

Computer equipment	$1,205,678	$1,133,140	$918,606
Office furniture and equipment	78,572	80,137	68,541
	1,284,250	1,213,277	987,147
Less accumulated depreciation	(897,370)	(767,289)	(470,925)

Property and equipment, net	$386,880	$445,988	$516,222

Depreciation expense for the nine months ended September 30, 2005 and 2004 was $202,541 and $257,382, respectively.  Depreciation expense for the years ended December 31, 2004 and 2003 was $332,241 and $254,914, respectively.

3.         Capital Leases

Computility leases various computer equipment under various capital leases, with initial terms between 36 and 48 months. All the leases contain a provision to buy the equipment at the end of the lease term for $1.

Capitalized cost and accumulated amortization for the equipment at December 31, 2004 and 2003 is as follows:

	September 30, 2005	December 31, 2004	December 31, 2003

Subscriber premise equipment	$44,729	$44,729	$44,729
Less accumulated depreciation	(41,753)	(31,983)	(17,671)

	$2,976	$12,746	$27,058

At December 31, 2004, the future minimum lease payments under Computility’s capital lease obligation are as follows:

2005	$13,431
2006	11,592
2007	4,830
29,853
Less amount representing interest	(4,809)

Present value of minimum lease payments	$25,044

4.          Financing

Subscription Financing Payable

Computility borrows money to provide working capital for operations and purchases of subscriber equipment by factoring a majority of new subscription contracts with various financing companies. Computility assigns a percentage of the future subscription cash flows on the contract, generally 70%, to the financing companies and receives an advance on the discounted present value of the assigned cash flows. The lender takes an assignment of the contract and the subscriber equipment until the loan is paid.

The interest rate on the financed contracts range from 9.00% to 13.75%. As of December 31, 2004, the discount rates on new contract financing was 9.0% to 10.25%.

The following summarizes the outstanding balances due to the funding companies at:

	September 30, 2005	December 31, 2004	December 31, 2003

Finance company A	$1,330,777	$1,524,119	$1,478,431
Finance company B	326,550	425,434	563,992
	1,657,327	1,949,553	2,042,423
Less current portion	(945,006)	(974,109)	(1,037,728)

Total long term subscription financing payable	$712,321	$975,444	$1,004,695

The aggregate annual maturities of subscription financing are as follows:

2005	$974,109
2006	907,138
2007	68,306

$1,949,553

Notes Payable

In February 2005, Computility entered into a Floor Plan Agreement with finance company A that provided additional debt financing of $150,000 for working capital. The debt is secured by subscription revenues and is required to be repaid in 12 equal monthly installments beginning in March 2006. Interest is at the corporate prime rate.

In February 2004, Computility entered into an agreement with the Iowa Department of Economic Development (“IDED”) and received a $50,000 financial assistance investment to be repaid beginning June 1, 2005 on a semi-annual basis. Repayments to IDED are based on a percentage of prior year gross revenues. Such agreement is shown on the accompanying balance sheets as a note payable.  The balance under this agreement at September 30, 2005 and December 31, 2004 was $50,000 and $50,000, respectively.

During 2004, Computility borrowed $25,000 from a director. The loan was repaid within 30 days.

During 2003, Computility borrowed $35,000 from an employee of Growth Ventures Group. The note was payable in equal installments of $1,818 with an interest rate of 20.0%. As of December 31, 2004 the balance was $3,547.

Over the course of 2003 and 2004 Computility had various loans from employees, advisors and other related parties. None of these loans were outstanding as of December 31, 2004.

For additional loans from related parties see Note 9, Related Party Transactions.

5.         Operating Leases

Computility leases its facility from its majority stockholder, Growth Ventures Group, under an operating lease agreement which expired in April 2005. Computility also leases office equipment under a lease that expires in December 2006. Through June 2004, Computility paid Growth Ventures Group a rental charge for the use of various office furniture and equipment. Total rent expense for the nine months ended September 30, 2005 and 2004 was $47,684 and $31,835, respectively.  Total rent expense for the years ended December 2004 and 2003 was $46,371 and $52,504, respectively.  At December 31, 2004, future annual minimum operating lease payments are as follows:

2005	$22,388
2006	2,388
$24,776

6.         Stockholders’ Deficit

Common Stock

Computility is authorized to issue 20,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"). Computility has 13,302,222 shares of Common Stock outstanding at September 30, 2005, 12,635,555 shares of Common Stock outstanding at December 31, 2004 and 11,300,000 at December 31, 2003. Holders of Common Stock are entitled to one vote for each share of Common Stock held by them.

Warrants

In November 2004, Computility issued warrants to two non-shareholder board members that gave them the right to purchase up to $50,000 of the next equity or debt security issued by the Company subsequent to October 14, 2004 at a price equal to 100.10% of the issued security. The warrants have a term of five years from the date of issuance and also contain a provision that requires Computility to repurchase the warrant upon sale or change in ownership of the Company if no new debt or equity securities are issued by the Company subsequent to October 14, 2004. At December 31, 2004 no securities qualifying for purchase under the warrant had been issued by Computility. In August 2005, the Company issued securities that qualified for purchase under the warrant and gave the holders of the warrant the right to purchase 250,000 shares of Computility common stock at $0.15 per share. The Company recorded the fair value of these warrants as director compensation expense, which amounted to $22,850 for the nine months ended September 30, 2005. (See Note 12)

On January 1, 2005 the Company issued a warrant for the purchase of 80,000 shares of Computility common stock at $0.01 per share to an individual who provides financial and management services to the Company. Between April 1 and September 1, 2005, the Company issued warrants to this same individual for the purchase of 192,581 shares of Computility common stock at $0.15 - $0.17 per share. The Company recorded the fair value of these warrants as compensation expense, which amounted to $18,951 for the nine months ended September 30, 2005.

All the foregoing warrants contain cashless exercise provisions.

Stock Option Plans

Computility adopted the Harvest Services General Stock Option Plan (the “Plan") as of May 18, 2000. The Plan provides for the grant of incentive stock options and nonstatutory stock options to employees (including officers) and directors of Computility as well as to certain consultants and advisors. The total number of shares of our common stock reserved for issuance under the Plan is 5,000,000 shares, subject to adjustment in the event of stock split, stock dividend, recapitalization or similar change.

At December 31, 2004, options to purchase 3,644,000 shares of common stock were outstanding under the Plan.

The exercise price for incentive stock options granted under the above plans is required to be no less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders, which are required to have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. Incentive stock options typically have a maximum term of 10 years, except for option grants to 10% stockholders, which are subject to a maximum term of 5 years. Nonstatutory stock options have a term determined by the Board of Directors. Options granted under the plans are not transferable, except by will and the laws of descent and distribution.

In September 2005 Computility granted 896,000 additional stock options to current employees at an exercise price of $0.225 per share.  This exercise price was less than the fair market value of the common stock on the grant date.  The Company recorded the difference between the fair value and exercise price as compensation expense, which amounted to $14,694 for the nine months ended September 30, 2005.

A summary of the status of the plan and other stock option issuances at December 31, 2004, 2003, 2002 and 2001 and changes during the periods ended on these dates is as follows:

	Shares	Weighted Average Exercise Price

Balance, December 31, 2001	2,650,000	$0.225
Granted	15,000	$0.225

Balance, December 31, 2002	2,665,000	$0.225
Granted	330,000	$0.225

Balance, December 31, 2003	2,995,000	$0.225
Granted	649,000	$0.225

Balance, December 31, 2004	3,644,000	$0.225
Granted	946,000	$0.225
Balance, September 30, 2005	4,590,000	$0.225

The following table summarizes information about stock options at December 31, 2004:

				Currently Exercisable
Exercise Price	Number of Shares Outstanding	Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price

$0.225	4,590,000	7	$0.225	3,116,000	$0.225

The number of options exercisable at December 31, 2004, 2003 and 2002 were 2,875,000, 2,478,750 and 1,812,500, respectively. The weighted average exercise price was $0.225 at December 31, 2004, 2003 and 2002.

Dividends

Computility has not paid any cash dividends through December 31, 2004.

7.         Income Taxes

Computility accounts for income taxes under the asset and liability method in accordance with the requirements of Statement of Financial Accounting Standard No. 109 (“FAS 109”) . Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

The balances of deferred tax assets and liabilities are as follows:

	September 30,2005	December 31,2004	December 31,2003

Net deferred income tax asset relate to:
Property and equipment	$43,936	$66,867	$78,612
Accrued liabilities	4,940	24,841	14,782
Net operating loss carryforwards	738,066	714,444	534,666

Total	$786,942	806,152	628,060
Less valuation allowance	(786,942)	(806,152)	(628,060)

Net current deferred income tax	$-	$-	$-

Under SFAS 109, a valuation allowance is provided when it is more likely than not that the deferred tax asset will not be realized.

For the nine months ended September 30, 2005 and 2004 and the years ended December 31, 2004, 2003 and 2003, the Company did not incur income tax expense due to net operating losses.

At December 31, 2004, Computility had US federal net operating loss (“NOL”) carryforwards of approximately $1,809,000 which expire between 2015 and 2019. For state tax purposes, the NOL’s expire between 2015 and 2019. In accordance with Section 382 of the Internal Revenue Code of 1986, as amended, a change in equity ownership of greater than 50% of Computility within a three-year period can result in an annual limitation on Computility’s liability to utilize its NOL carryforwards that were created during tax periods prior to the change in ownership.

8.         Major Customers and Concentration of Credit Risk

Financial instruments that potentially subject Computility to credit risk consist principally of trade receivables. Computility believes the concentration of credit risk in its trade receivables is substantially mitigated by Computility’s ongoing credit evaluation process, relatively short collection terms and Computility’s policy of generally requiring all customers to ACH to pay their subscription fees. Computility evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

Computility did not have any customers that individually accounted for more than 10% of total revenues for the nine months ended Septembet September 30, 2005 or for the years ended December 31, 2004, 2003, and 2002, respectively.

9.         Related Party Transactions

Growth Ventures Group, Inc., which is majority-owned by three officers and directors of Computility, owns approximately 65% of the outstanding Common Stock of Computility at December 31, 2004. Since inception, Growth Ventures Group, Inc. has provided Computility with various management services, including roles of CEO, CTO, CFO, legal services, facilities and administration in exchange for a management services fee. In October, 2004, Computility discontinued using Growth Ventures Group, Inc. to provide the CEO and CTO roles and contracted directly with companies wholly-owned by these two officers to provide these roles. In January 2005, Computility discontinued using Growth Ventures Group, Inc. to provide all remaining management services except for facilities and occupancy costs.

During 2002, 2003 and 2004 certain internet communication, data center back up and web site development and administrative services were provided by related parties. In addition, Computility incurred interest expense on various loans from related parties.

Expenses incurred with related parties consist of the following for the years ended December 31:

	September 30, 2005	September 30, 2004	December 31, 2004	December 31, 2003	December 31, 2002

Growth Ventures Group, Inc. - management services	$74,688	$466,878	$521,147	$492,736	$337,415
Computility stockholder - communications services	42,695	45,935	60,630	50,634	44,419
Management companies owned by two stockholders, officers and directors of Computility - CEO and CTO services	183,264	-	58,778	379	-
Computility stockholder - advertising and public relations services	-	16,625	16,919	36,274	-
Computility stockholder - contract CFO	86,052	-	-	-	-
Insurance agency owned by an immediate relative of a Computility stockholder - commercial insurance	395	408	1,037	499	337

Total expenses incurred with related parties	$387,094	$529,846	$658,511	$580,522	$382,171

Computility provided IT services to various related parties in the normal course of business. Included in revenues are the following related party transactions for the years ended December 31:

	September 30, 2005	September 30, 2004	December 31, 2004	December 31, 2003	December 31, 2002

Affiliated entity, wholly-owned by Growth Ventures Group, Inc.	$5,671	$17,122	$24,971	$23,664	$23,664
Growth Ventures Group, Inc.	-	2,123	2,123	80	-
Other related parties	1,887	3,502	3,502	3,673	2,485

Total revenues generated from sales to related parties	$7,558	$22,747	$30,596	$27,417	$26,149

In addition, at September 30, 2005, December 31, 2004, and 2003 and 2002, there were $97,301, $23,300, and $1,630 and $15,796, respectively, owed to related parties included in accounts payable on the accompanying balance sheets. There were $601 and $6,498 of receivables from related parties included in accounts receivable on the accompanying balance sheet at September 30, 2005 and December 31, 2004. There were no related party receivables included in accounts receivable on the accompanying balance sheet at December 31, 2003, 2002 and 2001.

10.         Employee Benefit Plans

Computility are all co-employees with a Professional Employment Organization (PEO). Through the PEO, all full-time employees who meet certain age and length of service requirements are eligible to participate in a 401(k) Plan. The plan provides for a 401(k) option under which eligible participants may defer a portion of their salary and contributions by Computility as a percentage of employee deferments in addition to such amounts as the Board of Directors may annually determine. Contributions expense for the years ended 2004, 2003, and 2002 were $2,046, $2,840 and $1,530, respectively.

11.         Contingencies

Computility is subject to claims and suits that arise from time to time in the ordinary course of business, including a claim asserted by a former employee. The claim asserts that the employee was unfairly terminated, and seeks back wages and other compensation. The employees claims have previously been dismissed by State and Federal Civil Rights Commission. Computility believes that the employee’s claims are without merit and does not believe that the ultimate disposition of the claim will result in material impact to the Company’s financial position or future results or operations.

12.         Subsequent Events

On October 4, 2005, substantially all of the assets of the Company were acquired by Smart Online, Inc. (OTCBB: SOLN), a publicly-traded developer and distributor of internet-delivered software-as-service (“SAS”) software applications and data resources to start, run, protect and grow small businesses , pursuant to an Asset Purchase Agreement dated as of October 4, 2005 by and among Smart Online, Smart CRM, Inc., Computility and certain shareholders of Computility. The acquired assets include all of the fixed assets, machinery, equipment, fixtures, leasehold improvements, furniture, intellectual property, leases, accounts receivable, factoring contracts and goodwill.

In consideration for the purchased assets, Smart Online issued the seller 484,213 shares of Smart Online Common Stock (valued at approximately $3.5 million based upon the fair market value of Smart Online's stock at the closing date) and assumed certain liabilities of Computility totaling approximately $1.9 million.  In addition two key employees of Computility can earn up to $91,800 each over and above their base compensation during the fifteen months ended December 31, 2006, if certain performance agreements which typically have 3-year terms with substantial penalties for early termination.  Until the date of the acquisition, Computility factored substantially all of its subscription agreements and received approximately 65% of the expected cashflow from the subscription period upfront and use the cash to fund on-going operations.  As a result of the factoring arrangements, Smart Online will be required to provide services to the customers, but will only receive approximately 35% of the corresponding customer payments.  Additionally, as a result of this factoring activity and based on contracts signed as of the date of acquisition, management expects that the acquisition will result in an approximate $100,000 monthly increase in cash expenditures for the remainder of 2005.

Smart Online and Smart CRM entered into employment agreements with two key employees and shareholders of Computility. One of these individuals serves as Director CRM Business Development to Smart CRM, receiving an annual salary of $90,000, $45,000 in consideration of a non-compete covenant and a bonus of up to $91,800 to be earned upon achievement of certain revenue milestones set forth in the employment agreement during the period from the date of the acquisition through March 31, 2007. One of the individuals serves as Director CRM Technology to Smart CRM, receiving an annual salary of $90,000, $45,000 in consideration of a noncompetion covenant and a bonus of up to $91,800 to be earned upon achievement of certain software development milestones set forth in the employment agreement during the period from the date of the acquisition through March 31, 2007.

In September 2005, the Company purchased a previously issued warrant to a non-shareholder Board member (see Note 6) by issuing 166,667 shares of Computility common stock. The Company recorded the fair value of this stock as compensation expense, which amounted to $40,233, in September 2005.